UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2025

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	IDXX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment No. 2 to Fourth Amended and Restated Credit Agreement

On November 12, 2025, IDEXX Laboratories, Inc. (the “Company”), with IDEXX Distribution, Inc., IDEXX Operations, Inc., OPTI Medical Systems, Inc., IDEXX Laboratories Canada Corporation, IDEXX B.V., IDEXX Laboratories B.V., IDEXX Laboratories GmbH, and IDEXX Holdings II GmbH, each a wholly-owned subsidiary (whether directly or indirectly held) of the Company (collectively, the “Borrowers”), together with the lenders identified on the signature pages thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and the other parties thereto, entered into Amendment No. 2 (the “Amendment”), to that certain fourth amended and restated credit agreement relating to a five-year unsecured revolving credit facility in the principal amount of $1.0 billion (as amended by that certain Amendment No. 1 dated as of October 20, 2022 relating to a three-year unsecured term loan in the principal amount of $250 million, the “Existing Credit Agreement”, and as amended by the Amendment, the “Credit Agreement”), among the Borrowers, the lenders, the Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Toronto Agent, and the other parties thereto. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Amendment amends the Existing Credit Agreement to (i) provide for a term loan facility maturing three years from the closing date of the Amendment and extending the maturity date with respect to the revolving credit facility to five years from the closing date of the Amendment, (ii) provide for IDEXX Holdings II GmbH to assume all the rights and Obligations under the Loan Documents of a “Borrower” under and as defined in the Credit Agreement, (iii) make certain other amendments to the Existing Credit Agreement, and (iv) add certain implementing mechanics relating to the foregoing. Under the Credit Agreement, there remains an unsecured revolving credit facility in the principal amount of $1.0 billion, an unsecured term loan in the principal amount of $250 million, and flexibility to incur incremental revolving credit commitments and/or term loans in the aggregate principal amount of up to $250 million.

Borrowings under the Credit Agreement may be used for the general corporate purposes of the Company and its subsidiaries. After giving effect to the Amendment, borrowings under the Credit Agreement bear interest at a rate equal to, in each case at the Company’s option, (1) for borrowings in United States Dollars, either (a) a base rate, determined as the greatest of (i) the Prime Rate, (ii) the NYFRB Rate plus 0.50% and (iii) the Adjusted Term SOFR Rate for a one-month Interest Period plus 1% (but no less than 1%) plus a margin ranging from 0.0% to 0.375% based on the Company’s consolidated leverage ratio, (b) an adjusted Term SOFR Rate determined as the applicable rate published by CME Group Benchmark Administration Limited (or a successor thereto) as of 5:00 a.m. Chicago time two U.S. Government Securities Business Days prior to the commencement of the applicable Interest Period, plus 0.10%, plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio, or (c) an adjusted Daily Simple SOFR Rate determined as the applicable secured overnight financing rate administered by the Federal Reserve Bank of New York (or a successor thereto) for the day that is five RFR Business Days prior to the subject rate selection date (or the RFR Business Day immediately preceding the subject date, in the case where the subject date is not a RFR Business Day), plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio, (2) for borrowings in Canadian Dollars, either (a) a base rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on the Quotation Day plus 1% (but no less than 1%), plus a margin ranging from 0.0% to 0.375% based on the Company’s consolidated leverage ratio (which rate shall be available for swingline borrowings only), (b) an adjusted Term CORRA Rate as determined by the Term CORRA Administrator (or a successor thereto) as of 1:00 p.m. Toronto time the day that is two Business Days prior to the first day of such Interest Period, plus (i) 0.29547% for a one month interest period or (ii) 0.32138% for a three month interest period, and (c) following a Benchmark Transition Event or Benchmark Replacement Date, an adjusted Daily Simple CORRA determined by the CORRA Administrator on the CORRA Administrator’s website (or a successor thereto) for the day that is five RFR Business Days prior to (i) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website, plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio, (3) for borrowings in Euros, the percentage per annum displayed on the EURIBOR or other applicable page of the Thomson Reuters screen, multiplied by a statutory reserve rate, plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio, (4) for borrowings in Australian Dollars, the average bid rate on Thomson Reuters Screen BBSY Page at approximately 11:00 a.m. Sydney, Australia time, on the date that is two Business Days prior to the first day of such Interest Period for bills of exchange having a term equal to the length of such Interest Period, multiplied by a statutory reserve rate, plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio and (5) for borrowings in alternative currencies (other than United States Dollars, Canadian Dollars, Euros and Australian Dollars), the Daily Simple RFR determined by the Agent for such currency in accordance with the terms of the Credit Agreement.

The Company has also agreed to pay certain other fees, costs and expenses to the Agent and lenders in connection with the Amendment.

The obligations of the Borrowers and any other parties who are subsequently designated as borrowers pursuant to the terms of the Credit Agreement are unconditionally guaranteed by IDEXX Distribution, Inc., IDEXX Operations, Inc. and OPTI Medical Systems, Inc. If the Company creates or acquires a material U.S. subsidiary, or if any existing U.S. subsidiary becomes a material subsidiary, each such material U.S. subsidiary will be required to execute a guaranty agreement.

The obligations of the Company and any other borrower under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments, an ERISA Event, the failure to pay specified indebtedness, and a change of control default.

The Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes, investments, transactions with affiliates, certain restrictive agreements and violations of sanctions laws and regulations. The financial covenant is a consolidated leverage ratio test.

The foregoing description of the Amendment and the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment (including Annex I thereto) and the Credit Agreement, which are filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document
10.1	Amendment No. 2 to the Fourth Amended and Restated Credit Agreement, dated as of November 12, 2025, by and among the Company, IDEXX Distribution, Inc., IDEXX Operations, Inc., OPTI Medical Systems, Inc., IDEXX Laboratories Canada Corporation, IDEXX B.V., IDEXX Laboratories B.V., IDEXX Laboratories GmbH, and IDEXX Holdings II GmbH as borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Toronto agent (which includes the Credit Agreement as Annex I).

104.1	Cover Page Interactive Data File (formatted as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: November 13, 2025	By:	/s/ Sharon E. Underberg
	Name:	Sharon E. Underberg
	Title:	Executive Vice President, General Counsel and Corporate Secretary